UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 10 , 2007
Date of Report
(Date of earliest event reported)

__________________________

SOCKET COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 10, 2007, Socket Communications, Inc. dba Socket Mobile, Inc. (the "Company") received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (the "Staff") confirming that for the last 30 consecutive business days the bid price of the Company's common stock closed below the minimum $1.00 per share requirement for continued listing set forth in Marketplace Rule 4450(a)(5) (the "Rule")

In accordance with Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until June 9, 2008, to regain compliance with the minimum $1.00 per share bid price requirement. If, at anytime before June 9, 2008, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company expects the Staff to provide written notification that the Company has complied with the Rule. If compliance with the Rule cannot be demonstrated by June 9, 2008, the Company expects the Staff to provide written notification to the Company that its securities will be delisted from the Nasdaq Global Market Exchange (a "Delisting Notice").

If the Company receives a Delisting Notice, the Company may appeal the Staff's determination to delist its securities to a Listing Qualifications Panel. Alternatively, the Company may apply to transfer its securities to The Nasdaq Capital Market. The Staff will determine whether the Company meets The Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If it meets the initial listing criteria and the Company's transfer application is approved, the Staff will notify the Company that it has been granted an additional 180-calendar day compliance period in order to regain compliance with the minimum $1.00 per share bid price requirement. Currently, the Company meets the initial listing criteria (other than the bid price) for listing on The Nasdaq Capital Market, including the requirement for stockholders' equity of at least $5 million. As of September 30, 2007, the Company's stockholders' equity was approximately $13.7 million.

The full text of the Company's press release concerning its receipt of a notice of deficiency from the Nasdaq Stock Market is furnished with this report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Nasdaq notice to the Company of non-compliance dated December 10, 2007
99.2	Press release dated December 11, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET COMMUNICATIONS, INC.

Date: December 11, 2007	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Nasdaq notice to the Company of non-compliance dated December 10, 2007
99.2	Press release dated December 11, 2007